Exhibit 99.2

          Ibis Technology to Discontinue Wafer-Manufacturing
       Portion of its Business; Company to continue to focus on
                   its implanter equipment business

    DANVERS, Mass.--(BUSINESS WIRE)--July 21, 2004--Ibis Technology Corporation (Nasdaq NM: IBIS), a leading provider of SIMOX-SOI implantation equipment to the worldwide semiconductor industry, today announced that it has decided to discontinue its wafer manufacturing business. "For the past several quarters, we have been increasingly focused on implanter sales and support," said Martin J. Reid, president and chief executive officer of Ibis Technology Corporation. "As we have said before, our goal is to be the dominant supplier of oxygen implantation equipment to the world's silicon wafer manufacturers so they can, in turn, efficiently and cost-effectively supply SOI wafers to the global semiconductor industry." Reid further explained, "We believe that the time to complete the transition has arrived."
    "From our perspective, the increased interest in our SIMOX implanters that we are seeing from leading wafer manufacturers is a signal that it's time for us to concentrate our total efforts on our equipment business," said Reid. "In years past, we believed that the wafer-sales portion of our business was necessary because we were introducing a new technology to the semiconductor industry, and prospective customers needed a source of wafers for test and evaluation purposes. Now that some of the world's leading wafer suppliers are using our implanters to provide SIMOX-SOI wafers for test, evaluation or production, we believe it makes sense to focus exclusively on our equipment business."
    Ibis announced the receipt of an implanter order from a "large silicon wafer manufacturer" on February 5, 2004, and is in advanced discussions for an additional implanter order from a different silicon wafer manufacturer. "Based on current discussions the company anticipates receiving two additional orders by the end of the year, although we cannot rule out the possibility that these orders may be delayed or that they will not be received at all," said Reid. "These recent positive developments associated with the equipment side of the business finally allow us to close a chapter on our efforts to gain acceptance of our SOI technology through our wafer business." Reid also added, "We acknowledge the efforts and contributions of the many talented engineers and technicians associated with this effort from the first pioneering steps in this technology through the current efforts with our primary customers to expand and improve the SIMOX process to further its acceptance and reliability levels."
    In the past, Ibis sold both wafers and implanters primarily to semiconductor manufacturers who were evaluating SOI technology. The company believes, however, the world's leading wafer manufacturing companies are best-positioned to meet the production demand volumes of SOI wafers to semiconductor manufacturers. "With SOI's increasing acceptance, it is reasonable to expect that chipmakers will want to buy their volume SOI wafer quantities from the silicon wafer suppliers," said Reid, "considering their economies of scale, cost efficiencies and manufacturing experience."
    The company believes that the SOI wafer market has grown substantially during the past few years as more and more semiconductor device manufacturers appear to have adopted the technology. "We understand that IBM uses SOI technology in its most advanced microprocessors, such as the Power 5 that is used in its latest eServer computers and in Apple Computer's higher-end computers," said Reid. "Additionally, in recent months, Sony, Toshiba, AMD and Chartered have announced that they, too, will be utilizing SOI technology in their future designs. We understand that these announcements have motivated the silicon wafer manufacturers to become further involved in the SOI wafer market, and believe that these manufacturers will contribute significantly to expanding the market for SOI products. We look forward to working with them to improve the SIMOX-SOI process and the throughput of our tools, enabling them to better serve their customers in the emerging SOI market."
    The company also believes that its decision to discontinue the wafer manufacturing portion of its business will open the door to broader strategic collaboration efforts between Ibis and the wafer manufacturers. "To further our ability to work in a collaborative partnership with the world's leading wafer suppliers, we will be terminating our sales and marketing agreement with MEMC," said Reid. Under the terms of the agreement, MEMC served as a global sales representative for Ibis' SIMOX-SOI wafers.
    Ibis' wafer business has been highly concentrated on providing wafers for the company's largest customer, and was characterized by very volatile production volumes and costs associated with periodic changes and continuing improvements to the process. "The wafer demand from our largest customer has been, and continues to be, subject to repeated starts and stops," said Reid. "The result is a wafer business that is not predictable or profitable. That is one of the major reasons behind our decision to exit this business. It is also likely that additional capital investment would have to be made to keep Ibis' wafer manufacturing processes up to date."
    Given these facts, coupled with the continuing price pressure already being experienced in the SOI wafer business, the company believes that continued investment in its wafer manufacturing business no longer makes sense. "Accordingly," said Reid, "we have decided to begin the process of discontinuing the wafer business. In that regard, we have decided to commence discussions with an investment banker about the potential for a sale of a portion of that business. We anticipate that the Company will maintain a strong R&D effort for our equipment improvement programs. In the meantime, we intend to record the wafer business as a discontinued operation on our books during the third quarter of 2004."
    Depending on the Company's final disposal plans relative to sale or closure of the wafer operation, the company may be required to take cash related charges in the range of $500,000 to $1.0 million, and take non-cash charges for inventory and certain production assets associated with the wafer manufacturing business in the range of $1.0 million to $1.5 million by the end of the fiscal year. The Company plans to maintain a wafer research and development effort focused on continuous improvement of the equipment capabilities and for supporting the company's equipment customers' needs at what we expect will be a significantly reduced cost to the business going forward. "With this change in our operating structure, we now believe that we will be in a stronger cash position and, with the reduced monthly burn rate anticipated in our current forecast, we expect to have sufficient cash for operations through the foreseeable future or about the next eighteen months," said Reid.
    In terms of the implanter business, Reid said: "Some of the most technologically advanced wafer manufacturers have either ordered their initial implanters from us, or are in discussions to do so. We believe these leading edge companies will combine their R&D efforts at the bulk wafer level with their own proprietary solutions for product enhancement of the SOI layer utilizing our equipment. These collaborative efforts may take many months to complete, so we believe it's critical for the front runners to anticipate their requirements ahead of volume production. We intend to work with these companies over the next year to continue to develop non-proprietary enhancements to the equipment for increased throughput and improved cost of ownership."
    Reid added: "We believe that it is the world's leading chipmakers who are adopting SOI technology. We also believe that it is the forward-thinking, technology-leading wafer manufacturers who are most aggressively pursuing the manufacture of high quality, low cost SIMOX-SOI wafers. We also believe they are the ones who will be best positioned to respond to high volume SOI demand."
    In a separate press release issued by Ibis today, the company reported its second quarter 2004 financial results.

    About Ibis Technology

    Ibis Technology Corporation is a leading provider of oxygen implanters for the production of SIMOX-SOI (Separation-by-Implantation-of-Oxygen Silicon-On-Insulator) wafers for the worldwide semiconductor industry. Headquartered in Danvers, Massachusetts, the company maintains an additional office in Aptos, California. Ibis Technology is traded on the Nasdaq National Market under the symbol IBIS. Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis' web site at www.ibis.com.
    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
    This release contains express or implied forward-looking statements regarding, among other things, (i) customer interest in, demand for, and market acceptance of, the Company's SIMOX-SOI technology, and the involvement generally of the silicon wafer manufacturing industry in the SOI wafer market, (ii) the company's belief that wafer manufacturers will become the primary suppliers of SIMOX-SOI wafers to the chipmaking industry, (iii) the throughput and production capacity of the i2000 implanter for manufacturing 200- and 300-mm SIMOX-SOI wafers (iv) the company's plan to focus on supplying implanters to wafer manufacturers, (v) the company's expectations regarding future orders for i2000 implanters, (vi) the company's expectations regarding future willingness of wafer manufacturers to purchase equipment from the company, (vii) the adoption rate of SOI technology, and (viii) the company's expectation of having sufficient cash for operations. Such statements are neither promises nor guarantees but rather are subject to risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, future continued migration to SOI technology and market acceptance of SIMOX, the level of demand for the company's products, the company's ability to pursue and maintain further strategic relationships, partnerships and alliances with third parties, the company's ability to protect its proprietary technology, the potential trends in the semiconductor industry generally, the ease with which the i2000 can be installed and qualified in fabrication facilities, the likelihood that implanters, if ordered, will be qualified and accepted by customers, the likelihood and timing of revenue recognition on such transactions, the impact of competitive products, technologies and pricing, the impact of rapidly changing technology, the possibility of further asset impairment and resulting charges, equipment capacity and supply constraints or difficulties, the company's limited history in selling implanters, general economic conditions, and other risks and uncertainties described in the company's Securities and Exchange Commission filings from time to time, including but not limited to, the company's Annual Report on Form 10-K for the year ended December 31, 2003. All information set forth in this press release is current as of July 21, 2004 only and Ibis undertakes no duty to update this information unless required by law.

    CONTACT: Ibis Technology Corporation
             William J. Schmidt, 978-777-4247
             or
             IR Agency Contact:
             Bill Monigle Associates
             Bill Monigle, 603-424-1184